FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 19, 2007

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Todd Shipyards Corporation (NYSE:TOD) announced today its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific") was awarded a contract (Contract No. N40442-07-C-4002) by the Military Sealift Fleet Support Command to perform transfer availability work on the rescue and salvage ship USNS Salvor (T-ARS 52) ("Salvor"). The overhaul and repair includes various alterations affecting main propulsion diesel engines, communication and navigation systems, habitability and furniture modifications. The Salvor is expected to arrive at Todd's Seattle shipyard on February 13, 2007 and is scheduled to be completed in April 2007. The firm fixed priced contract award is $5,230,389 and includes options, which, if exercised, would bring the total contract value to $7,777,853.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated January 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2007.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel